E M P L O Y M E N T   A G R E E M E N T
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     EMPLOYMENT AGREEMENT made and entered into as of this 1st day of February,
1996 by and between DYNAMICS CORPORATION OF AMERICA ("DCA"), a New York corporation, and HENRY V. KENSING (the "Executive").
                     W I T N E S S E T H  :

     WHEREAS, DCA desires to employ the Executive, and the Executive desires to be employed by DCA, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     FIRST:  A.  DCA employs the Executive as its Vice President, General
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Counsel and Secretary for the period (the "Employment Period") of five years commencing on the date of this Employment Agreement. The Executive accepts such employment, agrees to perform such services consistent with his office as shall from time to time be reasonably assigned to him by, or pursuant to authorization of, the Board of Directors of DCA and agrees to be a full time employee of DCA and diligently to devote substantially all of his business time, energy and skill to the promotion of DCA's interests and that this Employment Agreement supersedes and nullifies the Employment Agreement entered into between the parties hereto dated as of February 1, 1991.
          B. DCA agrees that the Executive's duties under this Employment Agreement shall be performed primarily at DCA's principal executive offices.
          C. DCA agrees that the Executive will be named as one of the management nominees to its Board of Directors at each meeting of the stockholders of DCA held during the Employment Period at which the class of directors of DCA of which the Executive shall have been a member is to be elected, and the Executive shall act as a director of DCA without any compensation in addition to that provided for in Article SECOND hereof.
          D. If DCA shall so request, the Executive shall become and shall, during such portion or portions of the Employment Period as DCA shall request, act as a director and/or officer of any of DCA's subsidiaries without any compensation in addition to that provided for in Article SECOND hereof.

     SECOND:   A.  DCA shall pay to the Executive, and the Executive shall
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accept from DCA, for the Executive's services during the Employment Period, regular compensation at the rate of not less than $178,260.48 per annum, payable in accordance with DCA's customary payroll policy, but not less often than in monthly installments.
          B. The Board of Directors of DCA may at any time or from time to time increase the regular compensation provided for in part A of this Article SECOND or otherwise increase the benefits receivable by the Executive under this Employment Agreement. In the event that such regular compensation shall be so increased, then, from and after the date of such increase, such regular compensation shall be deemed to be the amount as so increased. Notwithstanding any provision in this Employment Agreement to the contrary, the Executive's regular compensation shall be increased as of March 1st of each year during the Employment Period by an amount which shall not be less than the product of the Executive's regular compensation as of the day preceding March 1st of each year during the Employment Period and a fraction the numerator of which shall be the average of the monthly Consumer Price Indexes-United States City Average for Urban Wage and Clerical Workers, All Items (1967 equals 100), as reported by the Department of Labor, for the twelve month period ending on December 31st preceding said March 1st and the denominator of which shall be the average of such monthly Indexes for the twelve month period next preceding such first mentioned twelve month period.
          C. DCA shall, during the Employment Period, make available to the Executive, at its cost and expense, (i) an automobile and (ii) furnished office space and secretarial services as shall be reasonably necessary for the satisfactory performance of his services.
          D. The Executive will submit to DCA periodic reports of travel and other expenses in connection with his employment hereunder in such forms and at such times as may be required by DCA, and DCA will promptly reimburse the Executive for such expenses as are approved by DCA, which approval shall not be unreasonably withheld.
          E. The Executive shall be conclusively deemed to be an "employee" of DCA for all purposes and, as such an employee, shall be entitled to participate in any health, hospitalization, disability, insurance, bonus, pension, profit sharing, stock option or similar plans of DCA now in effect or which may be hereafter adopted and made available to eligible employees of DCA. In addition, if the Executive shall die during the Employment Period and if his wife shall survive him, DCA shall pay to his wife, the sum of $50,000 per year, payable semi-monthly, during the period commencing on the date of the death of the Executive and ending on the tenth anniversary thereof. Such payments shall cease if she dies within said ten year period.
          F. DCA (i) shall during the Employment Period continue to pay to the insurance carrier referred to hereafter the annual premium, at the same annual rate and in the same month as paid by DCA in 1995, on the individual "split dollar" life insurance policy issued by the Security Mutual Life Insurance Company of New York and owned by the
Executive or a trust created by the Executive ("Policy"), and (ii), notwithstanding the assignment of the Policy to DCA as collateral heretofore executed by the Executive ("Collateral Assignment"), shall not take any action to reduce the annual premium, borrow against the cash surrender value of the Policy or endanger in any way any benefit available to the Executive or the trustee or trustees of any such trust thereunder and shall not be entitled to be repaid to the extent of its interest in the Policy until the earlier of the death of the insured under the Policy or the surrender of the Policy by the Executive.
     G.1. In order to restore certain retirement income benefits which are not available to the Executive under the Retirement Plan for Employees of DCA ("Qualified Plan") by reason of Section 401(a)(17), Section 415 and Section 401(a)(4) of the Internal Revenue Code ("Code"), DCA shall pay to the Executive supplemental retirement income commencing on his retirement date (normal, early, disabled or postponed) as defined in and under the Qualified Plan in an amount equal to the difference between (a) the monthly amount of the retirement income payable to the Executive upon his retirement under the Qualified Plan, if such benefit were calculated under the Qualified Plan without giving effect to the compensation limit under Section 401(a)(17) of the Code or to the limitations imposed by the application of Section 415 of the Code, and assuming that the benefit described in Section 4.01(d) of the Qualified Plan continued to apply on and after January 1, 1989 notwithstanding the provisions of Section 401(a)(4) of the Code, expressed as a single life annuity, and (b) the monthly amount of retirement income payable to the Executive upon his retirement under the Qualified Plan based on his compensation up to the said compensation limit and based on the limitations imposed by the application of Section 415 of the Code, and the limitations imposed by the application of Section 401(a)(4) of the Code to Section 4.01(d) of the Qualified Plan, expressed as a single life annuity. Such supplemental retirement income shall be paid to the Executive in cash by DCA, to the extent so not paid by the trustee referred to in subparagraph G.4. below, as an Actuarial Equivalent single lump sum as soon as practical following the Executive's retirement. "Actuarial Equivalent" shall mean the present value of a life annuity, assuming the retirement age is the Executive's age on his retirement date, which is the date benefits hereunder are calculated; the interest rate is the rate appearing in the table published in the Wall Street
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Journal entitled `Markets Diary'' under the heading ``Bond Buyer municipal",
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corresponding to 20-year Aaa bonds, and reflecting the rate for the first day of the month preceding the month in which the benefits hereunder are calculated;
and mortality is determined under the 1983 Group Annuity Mortality Table.
     2. If the Executive dies while eligible for a retirement benefit under subparagraph G.1. above and prior to his retirement and/or the payment of such retirement benefit, the Executive's surviving spouse shall be entitled to receive a supplemental pre-retirement survivor benefit equal to the difference between (a) the monthly amount of retirement income to which the deceased Executive's spouse would have been entitled under the Qualified Plan if the Executive had retired on the day prior to his death having elected a 100% joint and survivor annuity option and if such benefit were calculated under the Qualified Plan without giving effect to the compensation limit under Section 401(a)(17) of the Code or the limitations imposed by the application of Section 415 of the Code, and assuming that the benefit described in Section 4.01(d) of the Qualified Plan continued to apply on and after January 1, 1989 notwithstanding the provisions of Section 401(a)(4) of the Code, and (b) the monthly amount of retirement income to which the deceased Executive's spouse is entitled under the Qualified Plan based on his compensation up to the said compensation limit and based on the limitations imposed by the application of
Section 415 of the Code, and the limitations imposed by the application of
Section 401(a)(4) of the Code to Section 4.01(d) of the Qualified Plan. Such supplemental pre-retirement survivor benefit shall be paid to such surviving spouse in cash by DCA, to the extent not so paid by the trustee referred to in subparagraph G.4. below, as an "Actuarial Equivalent" single lump sum, as above defined, as soon as practicable following the Executive's death.
     3. In order to restore benefits which are not available to the Executive under the DCA Employee Savings and Investment Plan ("401-K Plan") by reason of the compensation limit under Section 401(a)(17) of the Code, DCA shall pay to the Executive on his retirement date an amount equal to two percent (2%) of his annual base compensation in excess of $150,000 in calendar year 1996 and in each calendar year in the Employment Period in which his annual base compensation exceeds $150,000 (subject to indexation by the Internal Revenue Service), with interest at the annual rate of eight percent (8%) on such excess amount from and after December 31 of each such year. The aggregate of all such amounts and the interest thereon shall be paid, to the extent not so paid by the trustee referred to in subparagraph G.4. below, to the Executive in cash by DCA in a lump sum as soon as practical following the Executive's retirement. If the Executive dies while eligible for a benefit under this subparagraph G.3. and prior to the payment of such benefit, the Executive's surviving spouse shall be entitled to receive in cash from DCA, to the extent not so received from the trustee referred to in subparagraph G.4. below, as soon as practical following the Executive's death an amount equal to the amount the Executive would have received under this subparagraph G.3. if he had retired under the Qualified Plan on the day prior to his death.
     4. Commencing no later than December 31, 1996 and continuing on or before each December 31 thereafter during the Employment Period, DCA shall contribute cash on an annual basis to a trust established as hereinafter provided ("Trust") sufficient to pay all of the supplemental retirement income, supplemental pre-retirement survivor benefits, and the other benefits to the Executive and his surviving spouse provided for in subparagraphs G.1.,G.2. and G.3. above, but no funds or assets of DCA shall be segregated or physically set aside with respect to its obligations under the benefit restoration plan set forth in this part G. in a manner which would cause said benefit restoration plan to be "funded" for purposes of the Employee Retirement Income Security Act of 1974, as amended. Neither the Executive nor his surviving spouse shall have any interest in any specific asset of DCA as a result of this part G. and any rights to receive benefits hereunder shall be only the right of an unsecured general creditor of DCA. The Trust shall be established in full compliance with I.R.S. Revenue Procedure 92-64 and the trustee shall be Chemical Bank or another financial institution satisfactory to Executive. Upon the last of the Executive, Andrew Lozyniak and Patrick J. Dorme to receive payment from the trustee under this subpart G., any funds remaining in the Trust shall be distributed pro rata in equal shares to the Executive, Andrew Lozyniak and Patrick J. Dorme or their surviving spouses or heirs.

     THIRD:    A.  If the Executive is unable to perform the duties required of
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him pursuant to the provisions of this Employment Agreement for any period of six consecutive months during the Employment Period by reason of illness or other incapacity, DCA shall continue to pay the Executive during such six months the full regular compensation provided for in part A of Article SECOND hereof at not less than the rate in effect at the time such inability commenced. If such inability continues for a further period of six months, DCA shall continue to pay the Executive not less than one-half of the regular compensation provided for in said part A at the rate in effect at the time such inability commenced. DCA shall have the right to terminate this Employment Agreement if such inability shall have continued for a period of twelve consecutive months; provided, however, that if DCA shall terminate this Employment Agreement, it shall be obligated to pay to the Executive compensation at the rate of 40% of the regular compensation provided for in said part A at the rate in effect at the date of such termination during the period commencing on the date of such termination and ending on the earlier of the tenth anniversary thereof or the date on which the Executive reaches age 65. The issue of whether the Executive is unable to perform his required duties at any relevant time shall be decided by the Board of Directors of DCA.
          B. For a period of ten (10) years, or the earlier death of the Executive, commencing on the date of the formal retirement of the Executive under the Qualified Plan and ending on the tenth anniversary thereof, or the earlier death of the Executive, the Executive and his wife, and their dependent children, if any, shall be entitled to enroll in an insured health and hospitalization plan or plans, including, without limitation, plans offered by health maintenance organizations, with benefits substantially equal to the benefits of the health and hospitalization plans of DCA in effect on the date of said retirement, and DCA shall pay to the Executive quarterly and in advance an amount in cash grossed up so as to be sufficient, after the payment by the Executive of all federal, state and local income and all other taxes due by reason of the receipt of said payment, if any, to pay when due the premiums for such insured coverage; provided, however, that during all times in such period of the Executive's retirement as either the Executive or his wife shall be eligible for Medicare coverage, in lieu of such participation by the Executive or his wife, or both of them, as the case may be, in the insured health and hospitalization plans referred to above, DCA shall pay to the Executive quarterly and in advance an amount in cash grossed up so as to be sufficient, after the payment by the Executive of all federal, state and local income and all other taxes due by reason of the receipt of said payment,if any, to pay when due the annual premiums for Medigap supplementary coverage for the Executive and/or his wife with an insurance carrier selected by the Executive or his wife, with the extent of such coverage to be as provided in Standard Plan J of the National Association of Insurance Commissioners (`NAIC'') or in the NAIC Standard Plan hereafter adopted which provides the most extensive benefit coverage at the time of the payment to the Executive provided for under this part B. For purposes of this part B., the amount of any required gross up shall be calculated by utilizing the highest tax rate for federal income tax in effect at the time of calculation, and 5% for state and local income taxes, and the then current rate for Federal Insurance Contributions Act (FICA) taxes for both the Executive's share and DCA's share of such taxes.
     In the event that the Executive dies within said ten (10) year period, his wife shall continue to be entitled to said payments for a period of six (6) months from the date of death of the Executive.
     The provisions of this Article which take effect upon the termination of this Employment Agreement or the formal retirement of the Executive under the Qualified Plan shall survive and not be affected by any change of control of DCA.
     The parties agree that, notwithstanding any other provision of this Employment Agreement, the Executive shall not be entitled to retire under the Qualified Plan during the Employment Period unless the Board of Directors consents to such retirement, except that the Executive may so retire without such consent upon expiration or termination of this Employment Agreement.

     FOURTH:   A.  In the event that DCA shall at any time during the Employment
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Period sell all or substantially all of its assets to any other person, firm or corporation or consolidate with any other person, firm or corporation, or enter into any merger with any person, firm or corporation in which DCA is not the surviving entity, or in the event that voting control of DCA shall be obtained by any person, firm or corporation, or by any group of persons, firms or corporations, which shall not have such control on the date hereof, the Executive shall have the right to terminate this Employment Agreement upon thirty days written notice given at any time within three months after the occurrence of such event. If the Executive shall have terminated this Employment Agreement pursuant to the foregoing provisions of this part A, or if DCA or the consolidated entity or the surviving corporation shall have terminated this Employment Agreement during such three month period, DCA or the consolidated entity or the surviving corporation, as the case may be, shall pay to the Executive as compensation, in a lump sum on the date of such termination, in lieu of any further compensation provided for in Article SECOND hereof, an amount equal to five times the sum of (a) two-thirds of the aggregate regular compensation provided for in part A of said Article SECOND, at the rate in effect at the time of such termination and (b) two-thirds of the largest amount earned by the Executive as stock and cash bonuses for any of the five fiscal years preceding that in which termination occurs, undiminished by the amount of any excise tax, or other similar tax, which is, or may in the future be, imposed upon the receipt of said lump sum payment by the Executive. Said excise, or other similar tax, shall be paid by DCA, the consolidated entity or the surviving corporation, as the case may be.
     In addition, DCA or said consolidated entity or surviving corporation (a) shall pay in a single lump sum to Security Mutual Life Insurance Company of New York, to be held in a side fund in escrow by said carrier to pay when due the annual premiums on the Policy, an amount equal to ten (10) times the amount of the last annual premium payment on the Policy made prior to the date of termination, (b) shall forfeit all rights under the Collateral Assignment to be repaid the aggregate amount of all premiums paid on the Policy prior to, on or after the date of termination, and (c) shall release and waive all rights under the Collateral Assignment, shall not endanger in any way any benefit available to the Executive under the Policy and shall not be entitled to any further rights or interest in the Policy.
     In addition, the Executive shall be entitled to retire under the Qualified Plan and shall immediately thereafter become entitled to payment of the benefits provided in part G. of Article SECOND and part B. of Article THIRD.
          B. If DCA shall terminate this Employment Agreement other than (i) by reason of any material breach by the Executive of the provisions hereof or (ii) by reason of an inability of the Executive to perform his services hereunder pursuant to Article THIRD hereof, or (iii) in the circumstances referred to in part A. of Article FOURTH above, DCA shall pay to the Executive as compensation, in a lump sum within 30 days of the date of such termination, in lieu of any further regular compensation provided for in part A of Article SECOND hereof, an amount equal to the sum of (a) two-thirds of the regular compensation provided for in part A of said Article SECOND, at the rate in effect at the time of such termination, from the date of such termination to the last day of the Employment Period and (b) two-thirds of the largest amount earned by the Executive as stock and cash bonuses for any of the five fiscal years preceding that in which termination occurs multiplied by the number of years and/or fraction thereof then remaining in the Employment Period, undiminished by the amount of any excise tax, or other similar tax, which is, or may in the future be, imposed upon the receipt of said lump sum payment by the Executive. Said excise, or other similar tax, shall be paid by DCA, the consolidated entity or the surviving corporation, as the case may be. The rights provided for in this part B shall be in addition to all other rights, in law or in equity, which the Executive may have in connection with any breach by DCA of the provisions of this Employment Agreement, other than the right to recover damages as a result of the loss of any further regular compensation provided for in said part A of Article SECOND.

          FIFTH:    The Executive agrees to keep secret and confidential all
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information heretofore or hereafter acquired by him concerning the business and affairs of DCA, and further agrees that he will not at any time during the Employment Period or thereafter disclose any such information to any person, firm or corporation or use the same in any manner other than in connection with the business and affairs of DCA.

          SIXTH:    The Executive agrees, to the extent permitted by law, that
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he shall not at any time prior to the first anniversary of the termination of the Employment Period, or the termination of this Employment Agreement by either party, anywhere in the United States, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a director or an employee of, or a consultant to, any person, firm or corporation which has interests inimical to, or competes with, DCA or any of its subsidiaries; provided, however, that the provisions of this Article SIXTH shall not apply to investments by the Executive in shares of stock traded on a national securities exchange or in the over-the-counter market which shall have an aggregate market value, at the time of acquisition, of less than $100,000 and shall constitute less than 2% of the outstanding shares of such stock.

          SEVENTH:  DCA agrees that, prior to the termination of this Employment
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Agreement by it by reason of any breach by the Executive of the provisions hereof, it will give the Executive written notice specifying such breach and permit the Executive to cure such breach within the period of thirty days after the receipt of such notice.

          EIGHTH:   Any controversy or claim arising out of this Employment
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Agreement shall be settled by arbitration in New York, New York, by a single arbitrator in accordance with the rules of the American Arbitration Association.
 Judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction.
          All costs, fees, including all attorneys' fees, and expenses associated with the enforcement of DCA's obligations under this Employment Agreement will be promptly paid by DCA and not by the Executive, if the arbitrator's award requires DCA to comply with one or more of said obligations.

          NINTH:    All communications hereunder shall be in writing and shall
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be sent by registered or certified mail, return receipt requested; if intended for DCA, shall be addressed to it at 475 Steamboat Road, Greenwich, Connecticut
 06830, or at such other address of which DCA shall have given notice to the Executive in the manner herein provided; and if intended for the Executive, shall be addressed to him, in care of DCA, at 475 Steamboat Road, Greenwich, Connecticut 06830, or at such other address of which the Executive shall have given notice to DCA in the manner herein provided.

          TENTH:    This Employment Agreement constitutes the entire
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understanding between the parties and no waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

          ELEVENTH: This Employment Agreement shall be binding upon and inure to
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the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns; provided, however, that this Employment Agreement may not be assigned by either of the parties hereto unless consented to by the other party.

          TWELFTH:  This Employment Agreement shall be governed by, and
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construed in accordance with, the laws of the State of New York.


          IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement as of the day and year first above written.

                         DYNAMICS CORPORATION OF AMERICA
                         By:
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CORPORATE SEAL                 /s/Henry V. Kensing
                         --------------------------------

                                   HENRY V. KENSING
ATTEST:
            /s/Henry V. Kensing
      --------------------------------
                 Secretary